                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             3DX TECHNOLOGIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

3DX TECHNOLOGIES INC.
---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 13, 1997


TO THE STOCKHOLDERS OF 3DX TECHNOLOGIES INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of 3DX Technologies Inc., a Delaware Corporation (the "Company"), will be held on Friday, June 13, 1997, at 11:00 a.m., local time, at the Company's business address at 12012 Wickchester, Suite 250, Houston, Texas 77079-1218, for the following purposes:

     1. To amend the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Company's Second Amended and Restated By-Laws (the "By-Laws") to eliminate the classification of the Company's Board of Directors and provide that all directors of the Company shall be elected annually by the stockholders entitled to vote thereon;

     2. To elect directors to hold office until their respective successors have been elected and qualified, or until their earlier resignation or removal;

     3. To amend the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under such plan by 500,000 shares;

     4. To ratify the selection of Arthur Andersen LLP as independent accountants to audit the books and records of the Company for its fiscal year ending December 31, 1997; and

     5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     A record of stockholders has been taken as of the close of business on May 19, 1997, and only those stockholders of record on that date are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

                                    By Order of the Board of Directors

                                    /s/ Douglas C. Nester

                                    Douglas C. Nester
                                    Vice President and Secretary

Houston, Texas
May 20, 1997

--------------------------------------------------------------------------------
  IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED
  TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. 3DX TECHNOLOGIES INC.
--------------------------------------------------------------------------------

                             3DX TECHNOLOGIES INC.
                          12012 Wickchester, Suite 250
                           Houston, Texas 77079-1218

                               ------------------

                                PROXY  STATEMENT

                               ------------------

GENERAL

     This proxy statement is furnished to the stockholders of 3DX Technologies Inc., a Delaware corporation (the "Company"), for solicitation of proxies on behalf of the Board of Directors of the Company for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 13, 1997, at 11:00 a.m., local time, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying notice. The Annual Meeting will be held at the Company's business address at 12012 Wickchester, Suite 250, Houston, Texas 77079. The Proxy Statement and accompanying proxy card are being mailed on or about May 21, 1997 together with the Company's 1996 Annual Report, to all stockholders of the Company entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use. A proxy may be revoked (i) by delivering
to the Secretary of the Company a written notice of revocation, (ii) by   a duly
executed proxy bearing a later date or time than the proxy being revoked or
(iii) by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy.

VOTING AND SOLICITATION

     Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock") as of the close of business on May 19, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on such date, the Company had 7,216,177 shares of Common Stock issued and outstanding. Each share of the Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. Shares of Common Stock represented by a properly executed proxy, if such proxy is timely received and not revoked will be voted in accordance with the directions indicated in such proxy. If no instructions are indicated, the shares represented by such proxy will be voted "FOR" approval of the amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Company's Second Amended and Restated By-laws (the "By-laws") to eliminate the classification of the Company's Board of Directors, "FOR" the election, as directors of the Company, of the nominees named in the proxy, "FOR" approval of the amendment to the Company's 1994 Stock Option Plan, as amended (the "Stock Option Plan"), "FOR" the ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company for fiscal year ending December 31, 1997 and in the discretion of the proxy holders as to any other matter which may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

     The cost of soliciting proxies will be borne by the Company. The Company may retain the services of a proxy solicitation firm to aid in the solicitation of proxies from brokers, banks, nominees and other institutional owners, on terms customary for such services. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Abstentions and broker non-votes will be counted in determining if a quorum is present. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect.

Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the matter for which the abstention is noted. Abstentions on a proposal will have the same legal effect as a vote against such matter. Brokers holding shares in street name for customers who are the beneficial owners of such shares are prohibited, unless such broker has received specific instruction from the customer, from giving a proxy to vote shares held for such customers with respect to the approval of the amendments to the Certificate of Incorporation and By-laws and the approval of the amendment to the Stock Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 25, 1997, there were 7,216,177 shares of Common Stock outstanding and entitled to vote. The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of April 25, 1997, by (i) each person known to the Company to own beneficially 5% or more of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, as defined in "Executive Compensation", below, and (iv) all executive officers and directors of the Company as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company.

--------------------------------------------------------------------------------
                                               BENEFICIAL OWNERSHIP
                                          -------------------------------

NAME AND ADDRESS (1)                      NUMBER OF SHARES (2)  PERCENT
--------------------                      ----------------      -------
C. Eugene Ennis.........................       503,670             7.0%
Peter M. Duncan.........................       373,495             5.2%
Douglas C. Nester.......................       373,495             5.2%
Joseph Schuchardt III...................       172,282             2.3%
Robert J. Bacon, Jr. ...................        50,408              *
Jon W. Bayless..........................       773,158  (3)       10.7%
Robert H. Chaney........................       386,279  (4)        5.4%
Charles E. Edwards......................        20,787  (5)         *
Douglas C. Williamson...................       724,488  (6)       10.0%

All directors and executive officers as      3,378,062            45.3%
 a group (10 persons)...................

Citi Growth Fund L.P....................       727,477            10.1%
   c/o CitiGrowth Funds, Sycamore
    Partners
   989 Lenox Drive
   Lawrenceville, New Jersey 08648

NationsBanc Capital Corporation.........       721,903            10.0%
   901 Main Street
   Dallas, Texas 75202

Robertson, Stephens & Company, Inc......       384,400  (7)        5.3%
   555 California Street, Suite 2600
   San Francisco, California 94104

R. Chaney & Co., Inc....................       383,694  (4)        5.3%
   909 Fannin, Suite 1275
   Houston, Texas 77010

Metropolitan Life Insurance Company.....       370,714  (8)        5.1%
   c/o State Street Research
   One Financial Center
   Boston, Massachusetts 02111
--------------------------------------------------------------------------------

-----------
* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Unless otherwise indicated, the address of each stockholder identified in the table is at the principal executive offices of the Company at 12012 Wickchester, Houston, Texas 77079.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("Commission"). In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 25, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Shares of Common Stock issuable upon exercise of stock options granted pursuant to the Stock Option Plan, which are currently exercisable or exercisable within 60 days of April 25, 1997, include 18,046 shares for Mr. Ennis, 18,046 shares for Dr. Duncan, 18,046 shares for Mr. Nester, 145,583 shares for Mr. Schuchardt, 36,190 shares for Mr. Bacon, 2,585 shares for Mr. Bayless, 2,585 shares for Mr. Chaney, 2,585 shares for Mr. Edwards, 2,585 shares for Mr. Williamson, and 246,251 shares for all directors and executive officers as a group. Except as indicated in the footnotes hereto, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(3) Includes 727,477 shares beneficially owned by Citi Growth Fund L.P. Mr. Bayless is the controlling stockholder and sole director of Jon W. Bayless Inc., the general partner of Atlantic Partners L.P., the general partner of Citi Growth Fund L.P.

(4) Includes 338,240 shares held by R. Chaney and Partners-1993 L.P. and 45,454 shares held by R. Chaney & Partners II L.P. R. Chaney & Co., Inc., a corporation of which Mr. Chaney is the Chairman of the Board, Chief Executive Officer and sole stockholder, is the general partner of R. Chaney & Partners-1993 L.P. and R. Chaney & Partners II L.P.

(5)  Includes 1,200 shares of Common Stock owned by Mr. Edwards' spouse.

(6) Includes 721,903 shares of Common Stock held by NationsBanc Capital Corporation. Mr. Williamson is a Managing Director in the Venture Capital Group of NationsBanc Capital Corporation.

(7) Includes 188,400 shares of Common Stock held by the Robertson Stephens Orphan Fund, 156,000 shares held by the Robertson Stephens Global Natural Resources Fund and 40,000 shares held by the Robertson Stephens Orphan Offshore Fund, each of which are managed by affiliates of Robertson Stephens & Company, Inc.

(8) State Street Research & Management Company, a wholly-owned subsidiary of Metropolitan Life Insurance Company, has the power to vote and dispose of these shares which are held by it on behalf of Metropolitan Life Insurance Company.


                                  PROPOSAL ONE
                                  ------------

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION AND BY-LAWS TO ELIMINATE THE CLASSIFICATION OF THE COMPANY'S BOARD OF DIRECTORS

GENERAL
-------

     The Certificate of Incorporation and By-laws currently provide for a classified Board of Directors, dividing into three classes the total number of directors on the Board. Each class, after an initial phase-in period, will serve staggered three year terms. The By-Laws further provide that directors may be removed with or without cause by the holders of 67% of the issued and outstanding shares of the Company entitled to vote for the election of directors.

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL
---------------------------------------------

     The Board of Directors believes that it is in the best interest of the Company and its stockholders to eliminate the classified Board of Directors thereby permitting the Company's stockholders to elect all members of the

Board of Directors annually. If the classified Board of Directors is eliminated, Delaware law provides that any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares of the Company entitled to vote for the election of directors. The Board believes that elimination of the classified Board of Directors will promote greater accountability of each director to all stockholders and will allow the Company's stockholders an opportunity to annually register their views on the collective performance of the Board of Directors and the performance of each director individually. The proposal to eliminate the classification of the Board of Directors is not the result of any effort to unseat incumbent directors, or to the knowledge of the Board of Directors, any effort by any person to take control of the Board.

STOCKHOLDER VOTE REQUIRED
-------------------------

     The resolutions to be considered by the stockholders in connection with this Proposal are attached to this Proxy Statement as Exhibit A. Amendment of the provisions of the Certificate of Incorporation and By-Laws establishing the classified Board of Directors and governing the election of directors requires the approval of holders of at least a majority of the outstanding shares of Common Stock. If this Proposal is approved, the amendments to the Certificate of Incorporation and By-Laws shall become effective immediately upon the filing of all necessary documents with the Secretary of State of the State of Delaware. The Company intends to make such filings promptly after the Annual Meeting. If approved, this proposal will determine the manner in which directors are to be elected in connection with Proposal 2.

RECOMMENDATION OF THE BOARD
---------------------------

FOR THE REASONS SET FORTH ABOVE, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.


                                  PROPOSAL TWO
                                  ------------

ELECTION OF DIRECTORS

(A)  ELECTION OF DIRECTORS IF PROPOSAL 1 IS APPROVED.
     ------------------------------------------------

     If Proposal 1 is approved by the stockholders, five directors are to be elected by a plurality of the votes cast by the stockholders at the Annual Meeting, to serve until the 1998 Annual Meeting of Stockholders and until their successors shall be elected and qualified. All such nominees are members of the present Board of Directors. The following persons have been nominated for election as a director and it is the intention of the persons named in the proxy to vote for the following nominees:

NAME                         AGE       PRINCIPAL OCCUPATION       DIRECTOR SINCE
----                         ---       --------------------       --------------
Jon W. Bayless (1).........   57   Chairman of the Board of the        1993
                                   Company and general partner
                                   of Sevin Rosen Funds

C. Eugene Ennis............   53   President and Chief Executive       1992
                                   Officer of the Company

Robert H. Chaney (1).......   38   Chairman and Chief Executive        1993
                                   Officer of R. Chaney & Co.,
                                   Inc.

Charles E. Edwards (2).....   71   Petroleum technology
                                   consultant and geophysicist         1995

Douglas C. Williamson (2)..   46   Managing Director, (Dallas)         1995
                                   Venture Capital Group,
                                   NationsBanc Capital
                                   Corporation

-----------
 (1) Member of the Compensation Committee.

 (2) Member of the Audit Committee.

     Jon W. Bayless. Mr. Bayless has been Chairman of the Board of the Company since October 1996 and a director since November 1993. Since 1983, Mr. Bayless has been a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Bayless is also the controlling stockholder and sole director of Jon
W. Bayless, Inc., the general partner of Atlantic Partners L.P., which is the general partner of Citi Growth Fund L.P., a venture capital investment firm, and serves as a director of a number of privately held companies. In addition to the Company, Mr. Bayless currently serves as Chairman of the Board of Directors of both Ciena Corporation and Shared Resource Exchange, Inc. Shared Resource Exchange, Inc. filed for reorganization under Chapter 11 of the Federal Bankruptcy Code in August 1996. A plan of reorganization under Chapter 11 has been approved.

     C. Eugene Ennis. Mr. Ennis, who co-founded the Company with Peter M. Duncan and Douglas C. Nester, has served as the Company's President and Chief Executive Officer and as a director since the Company's inception in December 1992. From September 1984 to December 1992, Mr. Ennis was President, Chief Executive Officer and a director and from October 1990 to December 1992 was Chairman of the Board of Directors of Landmark Graphics Corporation ("Landmark Graphics"), a provider of interdisciplinary interpretation tools for the petroleum industry. Mr. Ennis holds a Bachelor of Science in electrical engineering from the University of Houston and began his career in 1969 as a design engineer in the Geophysical Products Division of Texas Instruments where he was employed until 1984.

     Robert H. Chaney. Mr. Chaney has served as a director of the Company since November 1993. Mr. Chaney is Chairman and Chief Executive Officer of R. Chaney & Co., Inc., an investment firm specializing in equity investments in emerging energy technology companies. Mr. Chaney was a co-founder of Paramount Petroleum Company, an independent oil and gas company, and served as its President and Chief Executive Officer from 1986 to July 1993. Mr. Chaney also currently serves as a director of North American Technologies Corp.

     Charles E. Edwards. Mr. Edwards has served as a director of the Company since August 1995. Since August 1985 to present, Mr. Edwards has acted as a consultant in petroleum technologies. Prior to August 1985, Mr. Edwards was employed by Chevron Corp. for a period in excess of 37 years and most recently served as Chief Geophysicist with responsibility for global exploration activities. Mr. Edwards has also served as a director for Digicon Inc. and Landmark Graphics.

     Douglas C. Williamson. Mr. Williamson has served as a director to the Company since July 1995. Mr. Williamson is a Managing Director in the Venture Capital Group in the Dallas, Texas office of NationsBanc Capital Corporation.


(B)  ELECTION OF DIRECTORS IF PROPOSAL 1 IS REJECTED.
     ------------------------------------------------

     If Proposal 1 is not approved by the stockholders, the Company will continue to have a classified Board of Directors, and the stockholders will elect two Class A directors at the Annual Meeting by a plurality of the votes cast. In this event, Robert H. Chaney and Douglas C. Williamson have been nominated as Class A directors, to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified.

     Mr. Edwards serves as a Class B director. The initial term of Class B directors expires at the 1998 Annual Meeting of Stockholders. Messrs. Ennis and Bayless serve as Class C directors. The initial term of Class C directors expires at the 1999 Annual Meeting of Stockholders.

     Each of the persons nominated as a director has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director, if elected at the Annual Meeting. Whether or not Proposal 1 is approved by the stockholders, the Board of Directors knows of no reason why any of the foregoing nominees will be unavailable or unwilling to serve, but, in the event of any such unavailability or unwillingness, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

RECOMMENDATION OF THE BOARD
---------------------------

     FOR THE REASONS SET FORTH ABOVE, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2(A) IF PROPOSAL 1 IS APPROVED OR PROPOSAL 2(B) IF PROPOSAL 1 IS REJECTED.

             GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

BOARD ORGANIZATION AND MEETINGS

     During 1996, the Board of Directors held 12 meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he was a member. The Board of Directors currently has two committees, a Compensation Committee and an Audit Committee. The Compensation Committee consists of Mr. Bayless and Mr. Chaney, each of whom are independent directors. The Compensation Committee reviews general policy matters relating to compensation and benefits of officers and employees of the Company and administers the Stock Option Plan. The Compensation Committee held seven meetings in 1996. The Audit Committee, established in October 1996, is responsible for recommending to the Board of Directors the annual engagement of a firm of independent accountants and for reviewing with the independent accountants the scope and results of audits, the internal accounting controls of the Company and audit practices and professional services rendered to the Company by the independent accountants. The Audit Committee, which did not meet in 1996, consists of Mr. Edwards and Mr. Williamson.

COMPENSATION OF DIRECTORS

     In 1997, independent directors will receive a fee in the amount of $750 for every meeting of the Board of Directors which such director attends in person or by telephone and a fee of $500 for each meeting of a committee of the Board of Directors held separately which such director attends in person or by telephone. No fees were payable to independent directors prior to the consummation of the Company's initial public offering of Common Stock in December 1996 and no meetings of the Board of Directors or any committee thereof were held in December 1996. As a result, no fees were paid in 1996. All non-employee directors are reimbursed for out-of-pocket expenses. Under the Stock Option Plan, the Company may, from time to time, and in the discretion of the Board of Directors, grant stock options to directors. In January 1996, the Company granted each of the four non-employee directors - Mr. Bayless, Mr. Chaney, Mr. Edwards and Mr. Williamson, an option to purchase 5,170 shares of Common Stock at an exercise price of $.58 per share. Fifty percent of such options vested on the first anniversary of the date of grant and 25% of such options will vest on each of the second and third anniversaries of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year of the Company, Mr. Bayless and Mr. Chaney served on the Compensation Committee of the Board of Directors of the Company. No member of the Compensation Committee has ever served as an officer of the Company.

                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The following table provides information regarding the executive officers and/or significant employees of the Company. The officers of the Company serve at the discretion of the Board of Directors of the Company.

NAME                      AGE    POSITION
----                      ---    --------

C. Eugene Ennis........    53    President, Chief Executive Officer and Director
Peter M. Duncan........    44    Vice President of Technology; Treasurer
Douglas C. Nester......    39    Vice President of Exploration; Secretary
Joseph Schuchardt III..    45    Vice President of Business Development
Robert J. Bacon, Jr....    42    Vice President of Joint Ventures
Randall D. Keys........    37    Vice President of Finance
Herbert R. Rohloff.....    40    Senior Reservoir Engineer
Douglas W. Beckman.....    40    Project Leader
Gene Colgan............    36    Project Leader
Eric B. Gardner........    33    Project Leader
Jeffrey K. Owens.......    37    Project Leader

-----------

     C. Eugene Ennis. Mr. Ennis, who co-founded the Company with Peter M. Duncan and Douglas C. Nester, has served as the Company's President and Chief Executive Officer and as a director since the Company's inception in December 1992. From September 1984 to December 1992, Mr. Ennis was President, Chief Executive Officer and a director and from October 1990 to December 1992 was Chairman of the Board of Directors of Landmark Graphics, a provider of interdisciplinary interpretation tools for the petroleum industry. Mr. Ennis holds a Bachelor of Science in electrical engineering from the University of Houston and began his career in 1969 as a design engineer in the Geophysical Products Division of Texas Instruments where he was employed until 1984.

     Peter M. Duncan. Dr. Duncan, a co-founder of the Company, has served as the Company's Vice President of Technology and Treasurer since the Company's inception. Prior to joining the Company, Dr. Duncan was employed by Landmark Concurrent Solutions Inc., an affiliate of Landmark Graphics, that merged with ExploiTech, as Vice President from July 1991 until December 1992. Dr. Duncan was a founder in 1987 of ExploiTech, a company specializing in integrated multi-disciplinary reservoir description studies for exploration and exploitation that merged with Landmark Graphics in 1989. From 1986 to 1987, Dr. Duncan served as Vice President of Marine Operations and Chief Geophysicist of North America for Digicon Inc., a major geophysical contractor. From 1984 to 1986, Dr. Duncan was employed as Chief Geophysicist of Pulsonic Geophysical of Calgary Inc., a former subsidiary of Digicon Inc. From 1978 to 1984, Dr. Duncan held various positions with Shell Canada Resources Inc. ("Shell"), including Party Chief for Shell's offshore seismic programs. Dr. Duncan holds a Ph.D in geophysics from the University of Toronto.

     Douglas C. Nester. Mr. Nester, a co-founder of the Company, has served as the Company's Vice President of Exploration and Secretary since the Company's inception. Prior to joining the Company, Mr. Nester was employed by Landmark Concurrent Solutions Inc., an affiliate of Landmark Graphics that merged with ExploiTech, as Director of Technology from June 1988 to December 1992. From 1981 to 1988, Mr. Nester was employed in various geophysical positions by Pennzoil Corp., and held the position of Geophysical Specialist at the time of his departure. Mr. Nester began his career as an engineering geologist for Bechtel Corporation. Mr. Nester holds a Bachelor of Science in Geology from Indiana University of Pennsylvania and a Masters in Business Administration in Finance from the University of St. Thomas.

     Joseph Schuchardt III. Mr. Schuchardt has served as the Company's Vice President of Business Development since November 1993. Prior to his employment with the Company, Mr. Schuchardt served as Vice President of Land for Great Western Resources Inc. from April 1992 to November 1993. Mr. Schuchardt also served as Vice President of Land for Paramount Petroleum Company from 1991 to 1992. Mr. Schuchardt was employed as Land Manager of Horizon Exploration Company from 1980 to 1991 and has held positions with Texas Oil & Gas Corporation, Coastal States Oil and Gas Corporation and Texaco Inc. Mr. Schuchardt holds a B.B.A. in Management from the University of Texas.

     Robert J. Bacon, Jr. Mr. Bacon has been Vice President of Joint Ventures since September 1995. Prior to joining the Company, Mr. Bacon was Manager of Business Development for Scientific Software-Intercomp, Inc., a software company, from May 1994 to June 1995 and served as Vice President of Sales and Marketing for JetFax Inc., a manufacturer of facsimile machines and facsimile peripherals, from September 1990 to May 1994. From 1988 to 1990, Mr. Bacon was employed by ExploiTech as the Director of Marketing for consulting services. From 1985 to 1987, Mr. Bacon held positions in key account management at Landmark Graphics. Mr. Bacon is a founder and currently serves on the Board of Directors of Innovative Transducers Inc., a privately held designer and manufacturer of solid towed hydrophonic arrays for the military and geophysical marine markets. Mr. Bacon holds a Bachelor of Science in Advertising from the University of Texas.

     Randall D. Keys. Mr. Keys has served as the Company's Vice President of Finance and Chief Financial Officer since April 1, 1997. Prior to joining the Company, Mr. Keys was Treasurer for Norcen Explorer, Inc. in Houston, Texas from February 1994 to February 1997. Norcen Explorer, Inc. is the U.S. subsidiary of Norcen Energy Resources Limited, an international exploration and production company located in Calgary, Alberta. From November 1987 through January 1994, Mr. Keys served in various financial management roles with Santa Fe Energy Resources, Inc. and one of its predecessor companies, Adobe Resources Corporation. Mr. Keys is a Certified Public Accountant and graduated with a B.B.A. in Accounting from the University of Texas. He began his career with the public accounting firm of KPMG Peat Marwick LLP.

     Herbert R. Rohloff. Mr. Rohloff has served as a Senior Reservoir Engineer since joining the Company in January 1995. He is a registered professional engineer in the State of Texas. Prior to joining the Company, Mr. Rohloff was employed by Amoco Production Company from 1979 to 1993 in various engineering, economic and supervisory positions beginning in 1979 and served most recently as Project Manager-Production New Ventures. Mr. Rohloff holds a Bachelor of Science in Chemical Engineering from Texas A&M University.

     Douglas W. Beckman. Mr. Beckman has served as a Senior Explorationist and Project Leader since joining the Company in September 1994. Mr. Beckman has over 15 years of experience in the oil and gas industry. Prior to joining the Company, Mr. Beckman was employed by Exxon Corp. from May 1982 to August 1994, and served most recently as a seismic applications specialist. Mr. Beckman holds a Bachelor of Arts in Geology from Wittenberg University.

     R. Gene Colgan. Mr. Colgan joined the Company as a Senior Explorationist and Project Leader in March 1997. He spent the previous seven years as an exploration and development geologist with Vastar Resources (formerly Arco Oil and Gas) working principally in the Gulf of Mexico. He holds a Master of Science in Geology from Southern Methodist University and a Bachelor of Science in Geology from Midwestern State University.

     Eric B. Gardner. Mr. Gardner has served as Senior Explorationist and Project Leader since joining the Company in September 1994. Mr. Gardner has over 12 years of industry experience and has worked in many geoscience areas, including production, exploration, seismic technology, and research. Mr. Gardner began his career with Amoco Production Company in 1985 as a technical geophysicist and served most recently as a staff geophysicist. Mr. Gardner holds a Bachelor of Science in Engineering Physics from Colorado School of Mines.

     Jeffrey K. Owens. Mr. Owens has served as a Senior Explorationist and Project Leader since joining the Company in August 1994. Prior to joining the Company, Mr. Owens was employed by Amoco Production Company where he began his career in 1984 as a production and reservoir engineer and served most recently as a staff geophysicist. Mr. Owens holds a Bachelor of Science in Petroleum Engineering from Mississippi State University.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to, the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers") with respect to the last two fiscal years. The table also identifies the principal capacity in which each of the Named Executive Officers served the Company at the end of 1996.

-----------------------------------------------------------------------------------------------
                                                               LONG-TERM COMPENSATION
                                   ANNUAL COMPENSATION                  AWARDS
                                   ---------------------  -------------------------------------
                                                          RESTRICTED  SECURITIES     ALL OTHER
                                                            STOCK     UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  SALARY ($)  BONUS ($)  AWARDS ($)  OPTIONS (#)     ($)
---------------------------  ----  ----------  ---------  ----------  -----------  ------------
 C. Eugene Ennis             1996    150,000          -       -               -         -
     President and Chief     1995    150,000          -       -               -         -
     Executive Officer

 Peter M. Duncan             1996    103,920          -       -               -         -
     Vice President of       1995    103,920     12,000       -               -         -
     Technology; Treasurer

 Douglas C. Nester           1996     95,000          -       -               -         -
     Vice President of       1995     95,000          -       -               -         -
     Exploration

 Joseph Schuchardt III       1996     95,000     11,875       -               -         -
     Vice President of       1995     95,000          -       -               -         -
     Business Development

 Robert J. Bacon, Jr.        1996     95,000     11,875       -               -         -
     Vice President of       1995     95,000          -       -         144,760         -
     Joint Ventures
-----------------------------------------------------------------------------------------------

CASH BONUS PLAN

     In 1996 the Company adopted the 1996 Incentive Compensation Plan (the "Bonus Plan") which provides for the payment of annual cash bonuses, in an amount up to 40% of the participant's base salary, if certain pre-established Company-based performance criteria are satisfied. All full-time employees of the Company are eligible to participate in the Bonus Plan, with the exception of the Chief Executive Officer. Bonuses are awarded if the Company achieves at least 80% of its targeted performance criteria. The bonuses are then prorated accordingly. The bonus of the Chief Executive Officer is separately determined at the discretion of the Board of Directors. The 1996 bonuses for Mr. Schuchardt and Mr. Bacon were paid pursuant to the Bonus Plan upon partial satisfaction of performance targets.

STOCK OPTION GRANTS

     During the year ended December 31, 1996, no stock options were granted to the Named Executive Officers.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information regarding the exercise of stock options during fiscal 1996 and the number and year-end value of unexercised options held at December 31, 1996, by each of the Named Executive Officers. No stock options or stock appreciation rights were exercised by the Named Executive Officers during fiscal 1996.

                   AGGREGATE OPTION EXERCISES IN FISCAL 1996
                     AND FISCAL 1996 YEAR-END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------
                                                                          NUMBER OF
                                                                    SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                             SHARES ACQUIRED                        UNEXERCISED OPTIONS AT       "IN-THE-MONEY" OPTIONS AT
                               ON EXERCISED    VALUE REALIZED         DECEMBER 31, 1996               DECEMBER 31, 1996
           NAME              (#) DURING 1996   ON EXERCISE ($)    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE (1)
---------------------------  ---------------   ---------------  ------------------------------  -----------------------------
C. Eugene Ennis............        -                 -               15,947           4,197      $  172,335        $   45,351
Peter M. Duncan............        -                 -               15,947           4,197      $  172,335        $   45,351
Douglas C. Nester..........        -                 -               15,947           4,197      $  172,335        $   45,351
Joseph Schuchardt III......        -                 -              128,252          38,129      $1,385,965        $  412,044
Robert J. Bacon, Jr........        -                 -               36,190         108,570      $  377,090        $1,131,270

-----------
(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between the exercise price of the options and $11.00, the closing price for the Common Stock on December 31, 1996 on the Nasdaq National Market, multiplied by the applicable number of options.

STOCK OPTION PLAN

     In January 1994, the Company adopted the Stock Option Plan under which "non-qualified" stock options ("NQSOs") to acquire shares of Common Stock may be granted to directors of and consultants to the Company and "incentive" stock options ("ISOs") to acquire shares of Common Stock may be granted to employees and directors who are also employees of the Company.

     Currently, the Stock Option Plan provides for the issuance of up to a maximum of 1,504,937 shares of Common Stock and is administered by the Compensation Committee. The Board of Directors has approved an amendment to the Stock Option Plan which would increase the number of shares reserved for issuance pursuant to the Stock Option Plan by 500,000 shares, from 1,504,937 shares to 2,004,937 shares of Common Stock. See "Proposal Three - Proposal to Approve an Amendment to Increase the Number of Shares of Common Stock Reserved for Issuance Pursuant to the Company's 1994 Stock Option Plan." Under the Stock Option Plan, the option price of any ISO may not be less than the fair market value of a share of Common Stock on the date on which the option is granted.
The option
price of an NQSO may be less than the fair market value on the date the NQSO is granted if the Compensation Committee so determines, but may not in any event be less than 85% of such fair market value. An ISO may not be granted to a "ten percent stockholder" (as such term is defined in Section 422A of the Internal Revenue Code of 1986, as amended) unless the exercise price is at least 110% of the fair market value of the Common Stock at the time of grant and the option must be exercised within five years. Options granted pursuant to the Stock Option Plan are evidenced by a written agreement executed by the Company and the grantee, containing the terms, provisions and conditions of the grant. Stock options may not be assigned or transferred during the lifetime of the holder except as may be required by law or pursuant to a qualified domestic relations order. The maximum term of each stock option is ten years from the date of grant.

     In order for the options to qualify as ISOs, the aggregate fair market value, determined on the date of grant, of the shares with respect to which the ISOs are exercisable for the first time by the grantee during any calendar year may not exceed $100,000. Payment by option holders upon exercise of an option may be made (i) in cash, (ii) by tender to the Company of shares of the Company's stock owned by the optionee having a fair market value, as determined by the Compensation Committee (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (iii) by delivery of a promissory note made by the optionee in a form approved by the Company, (iv) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the option, (v) by the withholding of shares being acquired upon exercise of the option bearing a fair market value, as determined by the Compensation Committee (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, or (vi) by any combination thereof. The Compensation Committee may at any time or from time to time grant options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict the use of one or more forms of consideration. In addition, the Compensation Committee, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised stock option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Common Stock subject to such stock option and the aggregate option price of such Common Stock. In the Compensation Committee's discretion, such payment may be made in cash, shares of Common Stock with a fair market value on the date of surrender equal to the payment amount or some combination thereof.

     The Stock Option Plan provides that outstanding options vest in their entirety and become exercisable in the event of certain mergers, consolidations or sales of all or substantially all of the assets of the Company, unless the successor corporation assumes such options. As of May 19, 1996, options to purchase 1,098,465 shares of Common Stock were outstanding under the Stock Option Plan at exercise prices ranging from $0.19 to $11.875 per share.

     During 1997, the Company expects to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of Common Stock issued pursuant to the Stock Option Plan and the shares of Common Stock underlying options granted under the Stock Option Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors oversees the compensation policies applicable to all employees of the Company, including its executive officers. The Compensation Committee also has primary responsibility for administering stock-based compensation plans of the Company.

     The Company seeks to provide a compensation program which will allow it to attract and retain highly qualified and motivated employees. Its compensation program is also designed to enhance stockholder value by providing significant incentives for employees to achieve the Company's goals. The Company is striving to promote an entrepreneurial environment which encourages all employees to focus on the continuing long-term growth of the Company. Specifically, the compensation plan includes the following components:

     Base Salary. It is the goal of the Compensation Committee that the primary element of compensation result from the achievement of performance-based objectives which contribute in a meaningful way to long-term stockholder value. However, the Company must also provide a base salary and employee benefits which are competitive with compensation offered by other oil and gas exploration companies similar to the Company. The Compensation Committee expects that base salary will not exceed the average paid by the Company's peers.

     Incentive Compensation. The Company has annual incentive compensation programs, as described under "Executive Compensation - Cash Bonus Plan." During 1996, the Company did not achieve its targets for oil and gas production or additions to proved reserves. However, two officers, Mr. Schuchardt and Mr. Bacon, achieved Company performance targets for business development activities and were awarded partial bonuses for 1996.

     Stock Option Plan. The Stock Option Plan is a broad-based stock option plan covering all employees which is designed to motivate and retain employees and allow all employees to benefit from performance which enhances long-term stockholder value. All stock options granted to employees have exercise prices which equal the fair market value of the Common Stock on the date of grant and vest at the rate of 25% per year over a period of four years. Accordingly, the options provide a significant incentive for superior long-term performance and continued retention of employees by the Company. No stock options were awarded to any executive officer in 1996.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     As discussed above, the Company's compensation philosophy for all employees, including the Chief Executive Officer, is to provide a competitive base salary and incentive compensation based on the Company's performance. The base salary paid to Mr. Ennis in 1996 in his capacity as President and Chief Executive Officer was $150,000. In February 1997, Mr. Ennis' salary was increased to $175,000 to reflect the added responsibilities of serving as the Chief Executive Officer of a public company. Mr. Ennis did not receive a bonus for 1996. The bonus for the Chief Executive Officer is discretionary under the Bonus Plan and reflects factors in addition to the objective performance measures in the Bonus Plan.

     Members of the Compensation Committee:       Jon W. Bayless
                                                  Robert H. Chaney

                               PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total return of (i) the Media General Industry Group Index No. 353, "Oil, Natural Gas Exploration" ("MG Group Index") and (ii) the NASDAQ Market Value Index from the first day of trading of the Common Stock, December 20, 1996 through March 31, 1997. The graph assumes that the value of an investment in the Common Stock and each index was $100 at December 20, 1996 and that any dividends were reinvested. Numerical values used for the month-end plot points in the graph are set forth in the table under the graph.

        Comparison of Cumulative Total Return for 3DX Technologies Inc.,
                     NASDAQ Market Index and MG Group Index


                       [PERFORMANCE GRAPH APPEARS HERE]

                         12/20/96  12/31/96  1/31/97  2/28/97  3/31/97
                         --------  --------  -------  -------  -------
3DX Technologies Inc.     100.00    100.00    117.05    93.18   100.00
NASDAQ Market Index       100.00    100.00    107.31   101.49    94.94
MG Group Index            100.00    100.00    101.54    90.18    90.99

                                 PROPOSAL THREE
                                 --------------

PROPOSAL TO APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE COMPANY'S 1994 STOCK OPTION PLAN

GENERAL
-------

     The Stock Option Plan was adopted by the Board of Directors on January 4, 1994 and approved by the Company's stockholders on November 17, 1994. The Stock Option Plan provides for the grant of incentive stock options (which satisfy the requirements of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) to employees of the Company and for the grant of non-qualified stock options (which do not satisfy such requirements) to non-employee directors and consultants to the Company.

     At the time the Company's stockholders approved the Stock Option Plan, 852,719 shares of Common Stock were reserved for issuance under the Stock Option Plan. Though subsequent amendments, the total number of shares reserved for issuance was increased to 1,504,937 shares. At a meeting of the Board of Directors in May 1997, the Board of Directors adopted an amendment to the Stock Option Plan increasing the number of shares of Common Stock reserved for issuance thereunder from 1,504,937 shares to 2,004,937 shares. A copy of the Stock Option Plan, as amended by the Board of Directors, is attached hereto as Exhibit B. The material features of the Plan as currently in effect are described above in "Executive Compensation - Stock Option Plan."

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL
---------------------------------------------

     As of May 19, 1997, options to purchase 1,098,465 shares of Common Stock had been granted to and were held by 32 persons. Additionally, the Company had issued an aggregate of 3,124 shares in connection with the exercise of options granted pursuant to the Stock Option Plan. As a result 403,348 shares of Common Stock remain available for future awards under the Stock Option Plan. The Board believes that the availability of an adequate number of shares reserved for issuance pursuant to the Stock Option Plan is an important factor in its ability to attract, retain and motivate qualified employees, officers, directors and consultants. If the proposal to amend the Stock Option Plan is approved, then employees, officers, directors and other persons who render services to the Company as consultants, advisors or other independent contractors, may receive benefits under the Stock Option Plan which would not otherwise be available if the proposal is not adopted.

STOCKHOLDER VOTE REQUIRED
-------------------------

     The proposal to amend the Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder is subject to approval by the holders of a majority of the outstanding shares of Common Stock.

RECOMMENDATION OF THE BOARD
---------------------------

FOR THE REASONS SET FORTH ABOVE, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and the Nasdaq National Market. Officers, directors and greater than 10% stockholders are required by the regulations of the Commission to furnish the Company with copies of all
Section 16(a) reports such persons file. Based solely on a review of copies of such reports received by it and written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from the effective date of the Registration Statement relating to the initial public offering of the Common Stock to December 31, 1996 all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with, except for Nationsbanc Capital Corporation, which was late in filing one report on Form 4.

                       TRANSACTIONS WITH RELATED PARTIES

AGREEMENTS WITH LANDMARK GRAPHICS

     In connection with its initial capitalization, the Company entered into a Technical Services Agreement with Landmark Graphics pursuant to which Landmark Graphics agreed to grant to the Company ongoing licenses to use Landmark Graphics software as Landmark Graphics first made such software available to its customers. Prior to the Company's initial public offering of Common Stock in December 1996, Landmark Graphics was the beneficial owner of greater than 5% of the issued and outstanding Common Stock. In addition, the agreement provides for a strategic alliance between Landmark Graphics and the Company, which enables the Company to request, and requires Landmark Graphics to deliver, enhancements and modifications to existing Landmark Graphics software and, in certain instances, to develop new software for use in the Company's oil and gas exploration efforts. In exchange for such rights, the Company has agreed to serve as an alpha test site for software developed by Landmark Graphics.
Neither this agreement nor any of the licenses granted by Landmark Graphics to the Company contain any provisions with respect to expiration or termination.
In addition, the Company and Landmark Graphics are also parties to informal agreements pursuant to which the Company's employees participate in Landmark Graphics' medical insurance plan, life insurance plans and 401(k) plan.

     In connection with the informal agreements pursuant to which the Company purchases medical and life insurance for its employees and their dependents as a part of the Landmark Graphics benefit plan and the agreements which enable the Company's employees to participate in the Landmark Graphics' 401(k) Plan, the Company reimburses Landmark Graphics for all direct costs associated with such benefits and programs and pays Landmark Graphics a quarterly administrative and billing fee in an aggregate amount less than $1,500 annually. The Company believes these informal arrangements result in an administrative convenience for the Company, and may allow the Company's employees and their dependents to obtain better insurance coverage than would be available from other plans that the Company could obtain independently. Such arrangements do not result in any material financial benefit to the Company since the Company reimburses Landmark Graphics for all of costs which Landmark Graphics incurs in connection with such arrangements.

                                 PROPOSAL FOUR
                                 -------------

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent accountants to audit the books and records of the Company for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of such independent accountants for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the financial statements of the Company since 1994 and are experienced in the accounting procedures utilized in the oil and gas industry. The firm of Arthur Andersen LLP has advised the Company that neither it nor any of its members has any direct financial interest in the Company. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent accountant is not required by the By-laws or otherwise. However, the Board of Directors is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accountant at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

STOCKHOLDER VOTE REQUIRED
-------------------------

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting when a quorum is present is required to ratify the selection of Arthur Andersen LLP.

RECOMMENDATION OF THE BOARD
---------------------------

FOR THE REASONS SET FORTH ABOVE, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by such proxies in the manner which the Board of Directors may recommend.

SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 1998 Annual Meeting must be received by the Company no later than January 21, 1998 for inclusion in the proxy statement and form of proxy relating to that annual meeting.

ANNUAL REPORT

     A copy of the Company's 1996 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders no receiving a copy of such Annual Report may obtain a copy, without charge, by writing or calling Douglas C. Nester, Secretary, 3DX Technologies Inc., 12012 Wickchester, Suite 250, Houston, Texas 77079, telephone
(281) 579-3398.



                                      By Order of the Board of Directors


                                      /s/ Douglas C. Nester

May  20, 1997                         Douglas C. Nester
Houston, Texas                        Vice President and Secretary

                                   EXHIBIT A


                      AMENDMENT OF RESTATED CERTIFICATE OF
             INCORPORATION AND SECOND AMENDED AND RESTATED BY-LAWS
                        ELIMINATING THE CLASSIFIED BOARD


RESOLVED, that Article SIXTH of the Restated Certificate of Incorporation (the "Restated Certificate") of 3DX Technology Inc. (the "Corporation") is hereby amended and restated in its entirety to read as follows:

          SIXTH: The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The number of directors may be increased or decreased by the Board of Directors from time to time as provided in the By-laws.

RESOLVED, that the Corporation's Second Amended and Restated By-Laws (the "By-Laws") are hereby amended as follows:

          (1) SECTION 3 of ARTICLE II of the By-Laws is hereby amended by deleting therefrom the first sentence thereof which reads as follows:

          "The Board of Directors shall be divided into three classes serving staggered three-year terms."

          (2) SECTION 4 of ARTICLE II of the By-Laws is hereby amended and restated as follows:

          SECTION 4.  Removal, Vacancies and Additional Directors.  The
                      -------------------------------------------
     stockholders may, by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation's capital stock entitled to vote with respect to the election of Directors, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Director and fill the vacancy in accordance with these By-laws; provided, however, that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class pursuant to statute or the provisions of the Restated Certificate, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any removal, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created Directorship resulting from any increase in the authorized number of Directors, shall be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and if there shall be no Directors then in office, such vacancy or newly created Directorship shall be filled by holders of at least a majority of the shares of the Corporation's capital stock entitled to vote with respect to the election of Directors, and any Director so elected to fill such vacancy or any newly created directorship shall hold office for a term that shall expire at the first annual meeting of stockholders following such appointment or until the earlier resignation or removal of the Director.

          When one (1) or more Directors shall resign from the Board of Directors effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office until the first annual meeting of stockholders following such appointment or until the earlier resignation or removal of the Director.

                                   EXHIBIT B

                             3DX TECHNOLOGIES INC.
                            1994 STOCK OPTION PLAN
                           (as amended May 2, 1997)


   1.  Establishment and Purpose.
       --------------------------

       (a) Establishment. The 3DX TECHNOLOGIES INC. Employee Stock Option Plan was adopted effective January 4, 1994 (the "Plan").

       (b) Purpose. The purpose of the Plan is to attract, retain and reward persons providing services to 3DX Technologies Inc., a Delaware corporation, and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of which along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

   2.  Administration.
       --------------

       (a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

       (b) Options Authorized. Options may be either incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or non-statutory stock options.

       (c) Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

   3.  Eligibility.
       -----------

       (a) Eligible Persons. Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). Eligible persons may be granted more than one (1) Option.

       (b) Restrictions on Option Grants. A director of a Participating Company may only be granted a non-statutory stock option unless the director is also an employee of the Participating Company Group. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a non-statutory stock option.

   4. Shares Subject to Option. Options shall be for the purchase of shares of the authorized but unissued common stock or treasury shares of common stock $.01 par value of the Company (the "Stock"), subject to adjustment as provided in paragraph 10 below. The maximum number of shares of Stock which may be issued under the Plan shall be two million, four thousand nine hundred thirty seven (2,004,937) shares. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant. Notwithstanding the foregoing any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3.

   5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan approved by the stockholders of the Company.

   6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the Optionee's termination of employment or service, whether the Option is to be treated as an Incentive Stock Option or as a non-statutory stock option, the method for satisfaction of any tax withholding obligation arising in connection with Option, including by the withholding or delivery of shares of stock, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

       (a) Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however; that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the exercise price per share for a non-statutory stock option shall not be less than eighty-five percent (85%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option and (iii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a non-statutory stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.

       (b) Exercise Period of Options. The Board shall have the power to set, including by amendment of an Option, the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

       (c)  Payment of Exercise Price.

          (i) Forms of Payment Authorized. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made
(1) in cash, by check, or cash equivalent, (2) by tender to the Company of shares of the Company's stock owned by the Optionee having a fair market value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (3) by the Optionee's recourse promissory note in a form approved by the Company, (4) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (5) by the withholding of shares being acquired upon exercise of the Option having a fair market value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, or (6) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one (1) or more forms of consideration.

          (ii) Tender of Company Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock, as determined by the Board, would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

          (iii) Promissory Notes. No promissory note shall be permitted if an exercise using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than four (4) years after the Option is exercised, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired on exercise of the Option and/or with other collateral acceptable to the Company. Unless otherwise provided by the Board, in the event the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          (iv) Assignment of Proceeds of Sale. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

   7.  Standard Forms of Stock Option Agreement.
       ----------------------------------------

       (a) Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of incentive stock option agreement attached hereto as Exhibit A and incorporated herein by reference.

       (b) Non-statutory Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a "Non-statutory Stock Option" shall comply with and be subject to the terms and conditions set forth in the forms of non-statutory stock option agreement attached hereto as Exhibit B and incorporated herein by reference.

       (c) Standard Term for Options. Unless otherwise provided for by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

   8. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of either of the standard forms of Stock Option Agreement described in paragraph 7 above either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

   9. Fair Market Value Limitation. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as non-statutory stock options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

   10. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company.

   In the event a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control (as defined below)) shares of another corporation (the "New Shares"), the Company may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price of the outstanding Options shall be adjusted in a fair and equitable manner.

   11. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company.

       (a) the acquisition of direct or indirect ownership of stock by any person, entity or group of persons or entities acting in concert possessing more than a majority of the beneficial interest in the voting stock of the Company;

       (b) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

       (c) a merger or consolidation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

       (d) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1 above) of the Company); or

       (e) a liquidation or dissolution of the Company.

For purposes of the foregoing, if a group of persons or entities begins to act in concert, and if such group meets the beneficial ownership requirements set forth in clause (a) above, then such acquisition shall be deemed to have occurred on the date the Company first becomes aware of such group or its actions.

   A Stock Option Agreement may, in the discretion of the Board, provide for accelerated vesting in the event of a Transer of Control.

   In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding stock option agreements or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with the Transfer of Control, any unexercisable and/or unvested shares subject to such outstanding stock option agreements shall be immediately exercisable and fully vested as of the date thirty (30) days prior to the proposed effective date of the Transfer of Control. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 11 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

   12. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders generally.

   13. Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

   14. Termination or Amendment of Plan or Options. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or any Option at any time; provided, however, that without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 10 above), (b) no change in the class eligible to receive Incentive Stock Options and (c) no expansion in the class eligible to receive non-statutory stock options. In addition to the foregoing, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-
3. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

LOGO
                             3DX TECHNOLOGIES INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 1997
  The undersigned hereby appoints John W. Bayless and C. Eugene Ennis, and each of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of common stock of 3DX Technologies Inc. (the "Company") held of record by the undersigned on May 19, 1997, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 12012 Wickchester, Suite 250, Houston, Texas 77079 at 11:00 a.m. on June 13, 1997, and at any adjournments or postponements thereof for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any, of the named nominees for Director should the named nominees be unavailable to stand for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If the proxy is returned without direction being given, this proxy will be voted FOR proposals 1, 2, 3 and 4.
  The Board of Directors recommends a vote FOR PROPOSALS 1, 2, 3 AND 4.
1. Approval of amendment of each of the Company's Restated Certificate of Incorporation and the Company's Second Amended and Restated By-laws to eliminate the classification of the Company's Board of Directors and provide that all directors of the Company shall be elected annually by the stockholders entitled to vote thereon.
                    FOR [_]     AGAINST [_]     ABSTAIN [_]
2(a). Election of Directors if Proposal 1 is approved by the stockholders.
      Nominees: Jon W. Bayless, C. Eugene Ennis, Robert H. Chaney, Charles E. Edwards and Douglas C. Williamson.
     FOR ALL NOMINEES LISTED      WITHHOLD AUTHORITY TO VOTE FOR
            ABOVE [_]              ALL NOMINEES LISTED ABOVE [_]

(INSTRUCTION: TO WITHHOLD THE AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE EACH NOMINEE'S NAME FOR WHOM AUTHORITY TO VOTE IS BEING WITHHELD IN THE SPACE PROVIDED BELOW.)
--------------------------------------------------------------------------------

              (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)
LOGO
2(b). Election of Class A Directors if Proposal 1 is not approved by the stockholders. Nominees: Robert H. Chaney and Douglas C. Williamson
     FOR ALL NOMINEES LISTED      WITHHOLD AUTHORITY TO VOTE FOR
            ABOVE [_]              ALL NOMINEES LISTED ABOVE [_]
(INSTRUCTION: TO WITHHOLD THE AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE EACH NOMINEE'S NAME FOR WHOM AUTHORITY TO VOTE IS BEING WITHHELD IN THE SPACE PROVIDED BELOW.)
--------------------------------------------------------------------------------
3. Approval of amendment of the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under such plan by 500,000 shares of Common Stock.
                    FOR [_]     AGAINST [_]     ABSTAIN [_]
4.Ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company for fiscal year ending December 31, 1997.
                    FOR [_]     AGAINST [_]     ABSTAIN [_]

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF 3DX TECHNOLOGIES INC.

                                         DATE: __________________________, 1997

                                         --------------------------------------
                                         Signature

                                         --------------------------------------
                                         Signature if held jointly

                                         PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS ON YOUR STOCK CERTIFICATE(S).
                                         If acting as attorney, executor,
                                         trustee or in other representative
                                         capacity, sign name and title. If a
                                         corporation, please sign in full
                                         corporate name by President or other
                                         authorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person. If held jointly,
                                         both parties must sign and date.
                                         PLEASE RETURN YOUR PROXY IN THE
                                         ENCLOSED ENVELOPE WHICH HAS BEEN
                                         PROVIDED.